Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Plan Administrator

SAP America, Inc. 401(k) Plan:

We consent to the incorporation by reference in Registration Statement No. 333-41762 and 333-43496 on Form S-8 of our report dated June 20, 2017, appearing in this Annual Report on Form 11-K of the SAP America, Inc. 401(k) Plan for the year ended December 31, 2016.

/s/ Kreischer Miller

Horsham, Pennsylvania

June 20, 2017